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                                                                 EXHIBIT (99)I


                    OPERATING MARGIN AND RATE VOLUME ANALYSIS
                            D&N FINANCIAL CORPORATION





                                       AVERAGE BALANCE           AVERAGE RATE       INTEREST                   VARIANCE DUE TO:
      OPERATING  MARGIN FOR                June 30,                June 30,         June 30,         Increase
         Quarter ended                1998         1997         1998      1997   1998      1997     (Decrease)   Volume    Rate
      -------------------------------------------------------------------------------------------   ----------------------------
                                                      (DOLLARS IN THOUSANDS)
     INTEREST-EARNING ASSETS:
          LOANS RECEIVABLE           $1,340,256   $1,143,747    8.01%    8.25%   $26,831  $23,598      $3,233     $3,955   ($722)
          MORTGAGE-BACKED SECURITIES    352,964      256,940    6.85%    7.20%     6,047    4,625       1,422      1,655    (233)
          INVESTMENTS                    86,875       13,460    6.88%    6.36%     1,490    2,070        (580)      (738)    158
                                     ----------   ----------    ----     ----    -------  -------    --------     ------   -----
                                      1,780,095    1,531,147    7.72%    7.91%    34,368   30,293       4,075      4,872    (797)
                                     ----------   ----------    ----     ----    -------  -------    --------     ------   -----

     INTEREST-BEARING LIABILITIES:
          DEPOSIT                    $1,045,860    1,013,886    4.60%    4.74%    11,987   11,987          10        372    (362)
          BORROWINGS
          SECURITIES SOLD W/REPO         93,975       81,428    5.54%    5.57%     1,316    1,147         169        176      (7)
          NOTES PAYABLE                 513,772      352,948    5.83%    5.78%     7,577    5,161       2,416      2,371      45
          OTHER BORROWED MONEY            6,729        8,219    9.45%    9.20%       159      189         (30)       (35)      5
                                     ----------    ---------    ----     ----    -------  -------    --------     ------   -----
              SUBTOTAL - BORROWINGS    614 ,476      442,595    5.83%    5.81%     9,052    6,497       2,555      2,512      43
                                     ----------    ---------    ----     ----    -------  -------    --------     ------   -----
                                      1,660,336    1,456,481    5.06%    5.07%    21,049   18,484       2,565      2,884    (319)
                                     ----------    ---------    ----     ----    -------  -------    --------     ------   -----
     INTEREST RATE SPREAD                                       2.67%    2.85%
                                                                ====     ====

     EXCESS AVERAGE EARNING ASSETS   $119,759    $74,666
                                     ========    =======
     NET INTEREST MARGIN                                        3.01%    3.09%   $13,319  $11,809     $ 1,510     $1,987   ($477)
                                                                ====     ====    =======  =======    ========     ======   =====

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

                                        AVERAGE BALANCE        AVERAGE RATE       INTEREST                    VARIANCE DUE TO:
OPERATING  MARGIN FOR                      June 30,              June 30,          June 30,        Increase
   Year to Date                         1998        1997       1998      1997     1998    1997     (Decrease) Volume      Rate
-----------------------------------------------------------------------------------------------------------------------------
                                                      (DOLLARS IN THOUSANDS)
     INTEREST-EARNING ASSETS:
          LOANS RECEIVABLE           $1,337,575  $1,105,052   8.04%    8.26%   $53,660  $45,535     $8,125   $9,353   ($1,228)
          MORTGAGE-BACKED SECURITIES    355,904     252,013   6.85%    7.19%    12,192    9,061      3,131    3,577      (446)
          INVESTMENT                     92,824     130,032   6.65%    6.25%     3,063    4,032       (969)  (1,218)      249
                                     ----------  ----------   ----     ----    -------  -------     ------  -------   -------
                                      1,786,303   1,487,097   7.73%    7.90%    68,915   58,628     10,287   11,712    (1,425)
                                     ----------  ----------   ----     ----    -------  -------     ------  -------   -------
     INTEREST-BEARING LIABILITIES:
          DEPOSIT                    $1,041,063     994,116   4.65%    4.72%    23,982   23,275        707    1,086      (379)
          BORROWINGS
          SECURITIES SOLD W/REPO        118,246      68,968   5.56%    5.50%     3,307    1,906      1,401    1,378        23
          NOTES PAYABLE                 502,838     345,517   5.84%    5.71%    14,774    9,918      4,856    4,617       239
          OTHER BORROWED MONEY            7,182       8,203   9.13%    9.39%       328      385        (57)     (47)      (10)
                                     ----------  ----------   ----     ----    -------  -------     ------  -------   -------
          (10)
          SUBTOTAL - BORROWINGS         628,266     422,688   5.83%    5.75%    18,409   12,209      6,200    5,948       252
                                     ----------  ----------   ----     ----    -------  -------     ------  -------   -------
                                      1,669,329   1,416,804   5.09%    5.03%    42,391   35,484      6,907    7,034      (127)
                                     ----------  ----------   ----     ----    -------  -------     ------  -------   -------
     INTEREST RATE SPREAD                                     2.64%    2.87%
                                                              ====     ====

     EXCESS AVERAGE EARNING ASSETS   $  116,974     $70,293
                                     ==========  ==========

     NET INTEREST MARGIN                                      2.98%    3.11% $26,524    $23,144     $3,380   $4,678   ($1,298)
                                                              ===============================================================

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